<P>
   STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE
<P>
                 by and among
<P>
             TIDALWAVE HOLDINGS INC.
             a Florida Corporation
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                    and
<P>
     FIRST AMERICAN MORTGAGE SECURITIES, INC.
            a Florida Corporation
<P>
        Effective as of October 27, 2000
<P>
   STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE
<P>
THIS STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE, made and entered into this 27 day of October, 2000, by and among Tidalwave Holdings Inc., a Florida corporation with its principal place of business located at 1831 N.E. 45th Street, Ft.
Lauderdale, Florida 33308 ("Tidalwave"), and First
American FAMS Securities, Inc., with its principal place of business at 601 Cleveland Street, Suite
370, Clearwater, Florida 33755 ("FAMS") and the individual listed on Exhibit "A" attached hereto and specifically incorporated herein by this reference (the "FAMS Shareholder").
<P>
Premises
<P>
A. This Agreement provides for the acquisition of FAMS by TIDALWAVE whereby FAMS shall become a wholly owned subsidiary of TIDALWAVE.
<P>
B. The boards of directors of TIDALWAVE and FAMS have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of its stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.
<P>
Agreement
<P>
NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:
<P>
                  ARTICLE I
<P>
   REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                  TIDALWAVE
<P>
As an inducement to and to obtain the reliance of FAMS, TIDALWAVE represents and warrants as follows:
<P>
Section 1.1 Organization. TIDALWAVE is a corporation duly organized, validly existing, and in good standing under the law of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the TIDALWAVE Schedule (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of TIDALWAVE as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of TIDALWAVE's articles of incorporation or bylaws. TIDALWAVE has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.
<P>
     Section 1.2 Capitalization. The authorized capitalization of TIDALWAVE consists of
100,000,000 Common Shares, $0.001 par value per share. As of the date hereof, TIDALWAVE has 50,463,066 common shares issued and outstanding.
Following the signing of this Stock Purchase
Agreement, and a majority vote by the shareholders of Tidalwave Holdings Inc., a Certificate of
Amendment will be filed with the state of Florida adding 50,000,000 Preferred Shares to Tidalwave
Holdings Inc.
<P>
All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. TIDALWAVE has no other securities or options authorized or issued, except for the following: It presently has 350,000 warrants outstanding at an exercise price of $2.00
per share, expiring on December 31, 2000, 501,337 options at an exercise price of $0.15 per share, expiring on April 1, 2001 and 424,208 options at an exercise price of $0.15 per share, expiring on October 1, 2001. Any of the above warrants and options can be extended at TIDALWAVE's discretion.
<P>
Section 1.3 Subsidiaries and Predecessor
Corporations. TIDALWAVE does not have any other subsidiaries. TIDALWAVE owns 10% of Citizen's
Title Services, Inc. a Florida based title insurance agent.
<P>
Section 1.4 Litigation and Proceedings. To the best of TIDALWAVE'S knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against TIDALWAVE or affecting TIDALWAVE or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, options, financial condition or income of TIDALWAVE. TIDALWAVE does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.
<P>
Section 1.5 Material Contract Defaults. To the best of TIDALWAVE'S knowledge and belief, TIDALWAVE is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of TIDALWAVE, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which TIDALWAVE has not taken adequate steps to prevent such a default from occurring.
<P>
     Section 1.6  No Conflict With Other
Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, FAMS, deed of trust or other material contract, agreement or instrument to which TIDALWAVE is a party or to which any of its properties or operations are subject.
<P>
     Section 1.7  Governmental Authorizations.  To
the best of TIDALWAVE'S knowledge, TIDALWAVE has all licenses, franchises, permits or other governmental authorizations legally required to enable TIDALWAVE to conduct its business in all material respects as conducted on the date hereof.
TIDALWAVE warrants that its issued and outstanding shares of common stock have been issued in compliance with all state and federal securities laws, and that no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by TIDALWAVE of this Agreement and the consummation of TIDALWAVE of the transactions contemplated hereby. Provided, however, that certain filings may be required for compliance with NASD requirements after the merger, which filings will be completed by TIDALWAVE.
<P>
                  ARTICLE II
      REPRESENTATIONS, COVENANTS AND WARRANTIES
                  OF FAMS
<P>
     As an inducement to, and to obtain the
reliance of TIDALWAVE, FAMS represents and warrants as follows:
<P>
     Section 2.1 Organization.  FAMS is a
corporation duly organized, validly existing and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the FAMS Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of FAMS as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of FAMS's certificate of incorporation or bylaws.
FAMS has full power, authority and legal right and has taken all action required by law, it articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement
<P>
     Section 2.2 Capitalization. The authorized capitalization of First American Mortgage
Securities, Inc. consists of 5,000,000 common shares, $1.00 par value and 1,450,000 non-voting preferred shares, $1.00 par value. As of the date hereof, there are 2,000,400 common shares and 1,450,000 non-voting preferred shares outstanding of First American Mortgage Securities, Inc., all of which shares have been legally issued, partially paid, and are nonassessable.
<P>
     Section 2.3      Subsidiaries. First American
Mortgage Securities, Inc. (FAMS) which also does business as First Mortgage Securities (FMS) and does not have any subsidiaries.
<P>
     Section 2.4 Tax Matters; Books & Records
<P>
(a)     The books and records, financial and
others, of FAMS are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and
<P>
(b)     FAMS has no liabilities with respect to
the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for current taxes incurred in the ordinary course of business.
<P>
     Section 2.5 Information. The information concerning FAMS as set forth in this Agreement and in the FAMS Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.
<P>
     Section 2.6 Absence of Certain Changes or
Events.  Except as described herein or in the FAMS
Schedules, since October 1, 2000:
<P>
(a)          FAMS has not: (i) amended its
certificate of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of FAMS (iii) made any material change in its method of management, operation or accounting;
or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee,
<P>
(b)     FAMS has not: (i) granted or agreed to
grant any options, warrants or other rights for its certificates, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability
(absolute or contingent) except liability incurred in the ordinary course of business, and
<P>
(c) to the best knowledge of FAMS, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of FAMS.
<P>
          Section 2.7 Title and Related Matters:
FAMS has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent FAMS balance sheet and the FAMS Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the FAMS schedules, FAMS owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures techniques, marketing plans, business plans, methods of management or other information utilized in connection with FAMS's business. Except as set forth in the FAMS Schedules, no third party has any right to, and FAMS had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of FAMS or any material portion of its properties, assets or rights.
<P>
          Section 2.8 Litigation and Proceedings.
There are no actions, suits or proceedings pending or, to the best of FAMS's knowledge and belief, threatened by or against or affecting FAMS, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of FAMS. FAMS does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.
<P>
     Section 2.9 Contracts.  On the Closing Date:
<P>
(a) Except for warranties given in connection with the sale of its inventory; leases of its retail location and "at will" employment contracts with store personnel, advertising agreements and other agreements entered into in the normal course of business, there are no material contracts, agreements, franchises, license agreements, or other commitments to which FAMS is a party or by which it or any of its properties are bound;
<P>
(b) FAMS is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely effects, or in the future may (as far as FAMS can now foresee) materially and adversely effect, the business, operations, properties, assets or conditions of FAMS; and
<P>
(c) FAMS is not a party to any material oral or written: (i) contract for the employment of any officer or employee, except "at will" employment contracts with all employees; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) FAMS is not indebted and has not guaranteed any indebtedness except those disclosed on the financial statements heretofore provided to TIDALWAVE (iv) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (v) collective bargaining agreement;
(vi) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate (vii) except for a promissory note of $60,000 owed to the Officers and Directors of FAMS with no set repayment schedule.
<P>
          Section 2.10 No Conflict With Other
Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, FAMS, deed of trust or other material contract, agreement or instrument to which FAMS is a party or to which any of its properties or operations are subject.
<P>
          Section 2.11  Material Contract
Defaults. To the best of FAMS's knowledge and belief, FAMS is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of FAMS, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which FAMS has not taken adequate steps to prevent such a default from occurring.
<P>
          Section 2.12 Governmental
Authorizations. To the best of FAMS's knowledge, FAMS has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by FAMS of the transactions contemplated hereby.
<P>
     Section 2.13 Compliance With Laws and
Regulations. To the best of FAMS's knowledge and belief, FAMS has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of FAMS or would not result in FAMS's incurring any material liability.
<P>
          Section 2.14 Insurance.  All of the
insurable properties of FAMS are insured for FAMS's benefit in accordance with the insurance policies disclosed in the FAMS Schedules under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.
<P>
          Section 2.l5 Approval of Agreement. The holders of a majority of the Common Voting Shares outstanding of FAMS and the Board of Directors have authorized the execution and delivery of the Agreement by FAMS and have approved the transactions contemplated hereby.
<P>
          Section 2.l6 Material Transactions or
Affiliations. As of the Closing Date, there will exist no material contract agreement or arrangement between FAMS and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by FAMS to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of FAMS and which is to be performed in whole or in part after the date hereof. FAMS has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.
<P>
          Section 2.17 Labor Relations.  FAMS has
never had a work stoppage resulting from labor problems.
<P>
          Section 2.18 FAMS Schedules.  Upon
execution hereof, FAMS shall deliver to TIDALWAVE the following schedules, which are collectively agreed to as the "FAMS Schedules" which are dated the date of this Agreement, all certified by an officer of FAMS to be complete, true and accurate.
<P>
(a)     complete and correct copies of the
certificate of incorporation, bylaws and amendments thereto of FAMS as in effect as of the date of this Agreement;
<P>
(b)     copies of financial statements of FAMS
since incorporation of First American Mortgage
Securities, Inc. on October 13, 1996.
<P>
     *     all written contracts of FAMS presently
           in effect
     *     the description of any material adverse
           change in the business, operations,
           property, assets, or condition of FAMS
           since October 13, 1996, required to be
           provided pursuant to Section 2.6;
     *     any other information, together with
           any required copies of documents,
           required to be disclosed in the FAMS
           schedules by Sections 2.1 through 2.17;
           and
     *     income tax returns filed by First
           American Mortgage Securities, Inc. for
           each year since incorporation have
           previously been provided and are hereby
           included in the officer's certification
           required to be provided under this
           paragraph.
<P>
     FAMS shall cause the FAMS Schedules and the instruments to be delivered to TIDALWAVE hereunder to be updated after the date hereof up to and including the Closing Date.
<P>
                ARTICLE III
   EXCHANGE PROCEDURE AND OTHER CONSIDERATION
<P>
     Section 3.1 Share Exchange/Delivery of FAMS
Securities. On the Closing Date, the holders of FAMS Common Shares shall deliver to the escrow agent (i) certificates or other documents evidencing all of the issued and outstanding FAMS
Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferable form. Such shares shall be held by Richard I. Anslow and Associates in escrow, as security for the payments required hereunder and delivered to TIDALWAVE when the conditions of
Section 3.2 have been fulfilled.
<P>
          Section 3.2  Payment of Purchase Price.
In exchange for all of the FAMS common Shares tendered pursuant to Section 3.1, TIDALWAVE shall cause to be delivered to FAMS a combination of Common and Preferred Shares equal; in value to $6,000,000.00.
<P>
TIDALWAVE shall tender a combination of its Common and Convertible Voting Preferred Stock to the shareholders of the Seller in the amount equal to the following formula.

$  600,000 @ $0.15    4,000,000 Common
$2,700,000 @ $0.25   10,800,000 Preferred
$1,350,000 @ $0.50    2,700,000 Preferred
$  675,000 @ $1.00 -    675,000 Preferred
$  675,000 @ $2.00 -    337,500 Preferred
------------------------------------------
$6,000,000   18,512,500 Shares
(4,000,000 Common 14,512,500 Preferred)

<P>
Such shares shall be "restricted" in accordance
with Rule 144 of the Securities Act of 1933 from
the date of issuance.
<P>
     Provided, that if any amount is not paid as
scheduled, and such default continues for 15 days,
then FAMS Shareholder shall have the option of
terminating this Agreement by returning the
portion of the purchase price received as of the
termination date minus any amounts withdrawn or
the value of any assets removed from FAMS by
TIDALWAVE other than in the normal course of
business to the end that FAMS and FAMS Shareholder
shall be returned as nearly as possible to the
financial condition existing on the date of
closing.
<P>
     Upon proof of such return payments the escrow
agent(Richard I. Anslow & Associates) is
authorized to return all of the FAMS shares to the
FAMS Shareholder.
<P>
     Section 3.2(a) Security.  Provided, however,
that until all of the above payments have been
made in full the following conditions shall
continue.
<P>
     1)  TIDALWAVE will make no withdrawal of cash
or assets from First American Mortgage Securities,
Inc. for any purpose whatever until all of the
conditions of section 3.2 have been met.
<P>
     2)  TIDALWAVE will not give a security
interest in or otherwise encumber any of the
assets of First American Mortgage Securities, Inc.
to any other person or entity.
<P>
     Section 3.3 Other Consideration. FAMS shall
receive the following additional consideration:
<P>
     After closing, Mr. J.R. Stirling shall be
President of the subsidiary company of TIDALWAVE
("Sub"); and shall be responsible for the day to
day operations of Sub.  Mr. Stirling shall sign an
employment agreement with TIDALWAVE or Sub, as the
case may be. Mr. Stirling shall receive a salary
under the attached employment agreement, plus
performance incentives attached to the employment
agreement as Exhibit "A".
<P>
     Following a majority vote by the stockholders
of Tidalwave Holdings Inc., J.R. Stirling will be
appointed to the  Board of Directors of TIDALWAVE,
as well as the ability to elect one (1) additional
individual to the Board of Directors, of
TIDALWAVE.
<P>
     In addition, L. Edward Bache Sr. the sole
shareholder of 1,450,000 FAMS non-voting preferred
shares agrees that such non-voting preferred
shares can not be converted into either FAMS or
Tidalwave common or preferred shares after the
execution of this agreement.
<P>
     Section 3.4  Events Prior to Closing.  Upon
execution hereof or as soon thereafter as
practical, management of FAMS and TIDALWAVE shall
execute, acknowledge and deliver (or shall cause
to be executed, acknowledged and delivered) any
and all certificates, opinions, financial
statements, schedules, agreements, resolutions
rulings or other instruments required by this
Agreement to be so delivered together with such
other items as may be reasonably requested by the
parties hereto and its respective legal counsel in
order to effectuate or evidence the transactions
contemplated hereby, subject only to the
conditions to Closing referenced hereinbelow.
<P>
     Section 3.5  Closing.  The closing
("Closing") of the transactions contemplated by
this Agreement shall be on or about October 27,
2000 ("Closing Date").
<P>
     Section 3.6  Termination.
<P>
(a)  This Agreement may be terminated by the board
of directors or a majority interest of
Shareholders of either TIDALWAVE or FAMS,
respectively, at any time prior to the Closing
Date if:
<P>
     (i)     there shall be any action or
proceeding before any court or any governmental
body which shall seek to restrain, prohibit or
invalidate the transactions contemplated by this
Agreement and which, in the judgment of such board
of directors, made in good faith and based on the
advice of its legal counsel makes it inadvisable
to proceed with the exchange contemplated by this
Agreement; or
<P>
     (ii)     any of the transactions contemplated
hereby are disapproved by any regulatory authority
whose approval is required to consummate such
transactions.
<P>
     (iii) Either party shall have the right to
terminate this Agreement in the event that the
other party is unable to tender performance on or
before December 31, 2000.
<P>
     In the event of termination pursuant to this
paragraph (a) of this Section 3.6, no obligation,
right or liability shall arise hereunder and each
party shall bear all of the expenses incurred by
it in connection with the negotiation, drafting
and execution of this Agreement and the
transactions herein contemplated;
<P>
     (b)  This Agreement may be terminated at any
time prior to the Closing Date by action of the
board of directors of TIDALWAVE if FAMS shall fail
to comply in any material respect with any of its
covenants or agreements contained in this
Agreement or if any of the representations or
warranties of FAMS contained herein shall be
inaccurate in any material respect, which
noncompliance or inaccuracy is not cured after 20
days written notice thereof is given to FAMS.  If
this Agreement is terminated pursuant to this
paragraph (B) of the section 3.6, this Agreement
shall be of no further force or effect and no
obligation, right or liability shall arise
hereunder.
<P>
     Section 3.7  Post Closing Requirements of
Subsidiary Company.  Subsequent to closing of this
transaction, the Subsidiary company (wholly-owned
subsidiary of TIDALWAVE) shall undertake the
following:
<P>
     (i)  provide all financial information to
Leon Kline on a monthly basis; (ii) and provide
Mr. Kline with duplicate monthly banking
statements.  FAMS and the current FAMS
shareholders shall cooperate fully with TIDALWAVE
regarding same.
<P>
                  ARTICLE IV
<P>
              SPECIAL COVENANTS
<P>
     Section 4.1  Access to Properties and
Records.  Prior to closing, FAMS and TIDALWAVE
will each afford to the officers and authorized
representatives of the other full access to the
properties, books and records of FAMS and
TIDALWAVE and as the case may be, in order that
each may have full opportunity to make reasonable
investigation as it shall desire to make of the
affairs of the other and each will furnish the
other with such additional financial and operating
data and other information as to the business and
properties of FAMS and TIDALWAVE as the case may
be, as the other shall from time to time
reasonably request.
<P>
     Section 4.2  Availability of Rule 144.  Each
of the parties acknowledge that the stock of
TIDALWAVE to be issued pursuant to this Agreement
will be "restricted securities" as that term is
defined in Rule 144 promulgated pursuant to the
Securities Act.  TIDALWAVE is under no obligation
to register such shares under the Securities Act,
or otherwise.  The stockholders of TIDALWAVE
holding restricted securities of TIDALWAVE as of
the date of this Agreement and its respective
heirs, administrators, personal representatives,
successors and assigns, are intended third party
beneficiaries of the provisions set forth herein.
The covenants set forth in this Section 5.2 shall
survive the Closing and the consummation of the
transactions herein contemplated.
<P>
     Section 4.3  Special Covenants and
Representations Regarding the FAMS Common Shares
to be Issued in the Exchange.  The consummation of
this Agreement, including the issuance of the
TIDALWAVE Common Shares to the Shareholders of
FAMS as contemplated hereby, constitutes the offer
and sale of securities under the Securities Act,
and applicable state statutes.  Such transaction
is represented by TIDALWAVE to be and shall be
consummated in reliance on exemptions from the
registration and prospectus delivery requirements
of such statutes which depend, inter alia, upon
the circumstances under which the FAMS
Shareholders acquire such securities.
<P>
     Section 4.4  Third Party Consents.  FAMS and
TIDALWAVE agree to cooperate with each other in
order to obtain any required third party consents
to this Agreement and the transactions herein
contemplated.
<P>
     Section 4.5  Actions Prior and Subsequent to
Closing.
<P>
     (a)  From and after the date of this
Agreement until the Closing Date and except as set
forth in the FAMS Schedules or as permitted or
contemplated by this Agreement, FAMS will use its
best efforts to:
<P>
(i)     carry on its business in substantially the
same manner as it has heretobefore;
<P>
(ii)     maintain and keep its properties in
states of good repair and condition as at present,
except for depreciation due to ordinary wear and
tear and damage due to casualty;
<P>
(iii)     maintain in full force and effect
insurance comparable in amount and in scope of
coverage to that now maintained by it;
<P>
(iv)     perform in all material respects all of
its obligations under material contracts, leases
and instruments relating to or affecting its
assets, properties and business;
<P>
(v)     maintain and preserve its business
organization intact, to retain its key employees
and to maintain its relationship with its material
suppliers and customers; and
<P>
(vi)     fully comply with and perform in all
material respects all obligations and duties
imposed on its by all federal and state laws and
all rules, regulations and orders imposed by
federal or state governmental authorities.
<P>
     (b)  From and after the date of this
Agreement until the Closing Date, FAMS will not,
without the prior consent of TIDALWAVE:
<P>
(i)     except as otherwise specifically set forth
herein, make any change in its articles of
incorporation or bylaws;
<P>
(ii)     declare or pay any dividend on its
outstanding Common Shares, except as may otherwise
be required by law, or effect any stock split or
otherwise change its capitalization, except as
provided herein;
<P>
(iii)     enter into or amend any employment,
severance or agreements or arrangements with any
directors or officers;
<P>
(v)     grant, confer or award any option,
warrants, conversion rights or other rights not
existing on the date hereof to acquire any Common
Shares; or
<P>
(vi)     purchase or redeem any Common Shares.
<P>
     (c)  From and after the date of closing of
this agreement and until FAMS shareholder has been
released of any and all guaranties given by him on
FAMS indebtedness, FAMS shareholder shall be
granted a security interest in the assets of Sub
which shall be filed and perfected of record in
Florida.
<P>
     Section 4.6  Indemnification.
<P>
(a)  FAMS and its officer and directors including
but not limited to J.R. Stirling and L. Edward
Bache Sr., individually, hereby agree to indemnify
TIDALWAVE and each of the officers, agents and
directors of TIDALWAVE as of the date of execution
of this Agreement including, but not limited to
Leon Kline, against any loss, liability, claim,
damage or expense (including, but not limited to,
any and all expense whatsoever reasonably incurred
in investigating, preparing or defending against
any litigation, commenced or threatened or any
claim whatsoever), to which it or they may become
subject arising out of or based on any inaccuracy
appearing in or misrepresentation made in this
Agreement, including, but not limited to,
misrepresentations.  This indemnification provided
for in this paragraph shall survive the Closing
and consummation of the transactions contemplated
hereby and termination of this Agreement; and
<P>
(b)   TIDALWAVE and its officers and directors
hereby agrees to indemnify FAMS and each of the
officers, agents, directors and current
shareholders of FAMS as of the Closing Date
against any loss, liability, claim, damage or
expense (including, but not limited to, any and
all expense whatsoever reasonably incurred in
investigating, preparing or defending against any
litigation, commenced or threatened or any claim
whatsoever), to which it or they may become
subject arising out of or based on any inaccuracy
appearing in or misrepresentation made in this
Agreement and particularly the representation
regarding no liabilities referred to in Section
3.4(b). The indemnification provided for in this
Section shall survive the Closing and consummation
of the transactions contemplated hereby and
termination of this Agreement.
<P>
                  ARTICLE V
<P>
 CONDITIONS PRECEDENT TO OBLIGATIONS OF TIDALWAVE
<P>
     The obligations of TIDALWAVE under this
Agreement are subject to the satisfaction, at or
before the Closing Date, of the following
conditions:
<P>
     Section 5.1  Accuracy of Representations.
The representations and warranties made by FAMS in
this Agreement were true when made and shall be
true at the Closing Date with the same force and
effect as if such representations and warranties
were made at the Closing Date (except for changes
therein permitted by this Agreement), and FAMS
shall have performed or complied with all
covenants and conditions required by this
Agreement to be performed or complied with by FAMS
prior to or at the Closing.  TIDALWAVE shall be
furnished with a certificate, signed by a duly
authorized officer of FAMS and dated the Closing
Date, to the foregoing effect.
<P>
     Section 5.2  Shareholder Approval.  A
majority of the Shareholders of FAMS shall have
approved this Agreement and the transactions
contemplated herein.
<P>
     Section 5.3  Officer's Certificate.
TIDALWAVE shall have been furnished with a
certificate dated the Closing Date and signed by a
duly authorized officer of FAMS to the effect
that:  (a) the representations and warranties of
FAMS set forth in the Agreement and in all
Exhibits, Schedules and other documents furnished
in connection herewith are in all material
respects true and correct as if made on the
Effective Date; (b) FAMS has performed all
covenants, satisfied all conditions, and complied
with all other terms and provisions of this
Agreement to be performed, satisfied or complied
with by it as of the Effective Date; (c) since
such date other than as previously disclosed to
TIDALWAVE, FAMS has not entered into any material
transaction other than transactions which are
usual and in the ordinary course of its business;
and (d) no litigation, proceeding, investigation
or inquiry is pending or, to the best knowledge of
FAMS, threatened, which might result in an action
to enjoin or prevent the consummation of the
transactions contemplated by this Agreement or, to
the extent not disclosed in the FAMS Schedules, by
or against FAMS which might result in any material
adverse change in any of the assets, properties,
business or operations of FAMS.
<P>
     Section 5.4  No Material Adverse Change.
Prior to the Closing Date, there shall not have
occurred any material adverse change in the
financial condition, business or operations of nor
shall any event have occurred which, with the
lapse of time or the giving of notice, may cause
or create any material adverse change in the
financial condition, business or operations of
FAMS.
<P>
     Section 5.5  Opinion of Majority Shareholders
and Board of Directors of FAMS.  TIDALWAVE shall
receive an opinion dated the Closing date of
October 27, 2000, from J.R Stirling and L. Edward
Bache Sr. Majority Shareholders and Board of
Directors of First American Mortgage Securities,
Inc. in substantially the following form:
<P>
(a)  First American Mortgage Securities, Inc. is a
corporation duly organized, validly existing, and
in good standing under the laws of Florida and has
the corporate power and is duly authorized,
qualified, franchised and licensed under all
material applicable laws, regulations, ordinances
and orders of public authorities to own all of its
properties and assets and to conduct its business
as now conducted, including qualification to do
business as a foreign corporation in the states in
which the character and location of the assets
owned by it or the nature of the business
transacted by it requires qualifications;
<P>
(b)  To the best knowledge of such legal counsel,
the execution and delivery by each corporation of
this Agreement and the consummation of the
transactions contemplated by this Agreement in
accordance with the terms hereof will not conflict
with or result in the breach of any term or
provision of its respective certificates of
incorporation or Bylaws or violate any court
order, writ, injunction or decree applicable to
either corporation, or its properties or assets;
<P>
(c)  All issued and outstanding Share Certificates
are legally issued, fully paid and nonassessable.
Except as set forth in the FAMS Schedules, to the
best knowledge of such legal counsel, there are no
outstanding subscriptions, option, rights,
warrants, convertible securities or other
agreements or commitments obligating either
corporation to issue any additional Share
Certificates.
<P>
(d)  This Agreement has been duly and validly
authorized, executed and delivered by each
corporation.
<P>
(e)  To the best knowledge of such legal counsel,
except as set forth in the FAMS Schedules, there
are no actions, suits or proceedings pending or
threatened by or against or affecting FAMS or its
properties, at laws or in equity, before any court
or other governmental agency or instrumentality,
domestic or foreign or before any arbitrator of
any kind;
<P>
(f)  FAMS has taken all actions required by the
applicable laws of Florida to permit the
acquisition of the outstanding shares of FAMS into
TIDALWAVE.
<P>
     Section 5.6  Other Items.  TIDALWAVE shall
have received such further documents, certificates
or instruments relating to the transactions
contemplated hereby as TIDALWAVE may reasonably
request.
<P>
                   ARTICLE VI
<P>
   CONDITIONS PRECEDENT TO OBLIGATIONS OF FAMS
<P>
     The obligations of FAMS under this Agreement
are subject to the satisfaction, at or before the
Closing Date (unless otherwise indicated herein),
of the following conditions:
<P>
     Section 6.1  Accuracy of Representations.
The representations and warranties made by
TIDALWAVE in this Agreement were true when made
and shall be true as of the Closing Date (except
for changes therein permitted by this Agreement)
with the same force and effect as if such
representations and warranties were made at and as
of the Closing Date, and TIDALWAVE shall have
performed and complied with all covenants and
conditions required by this Agreement to be
performed or complied with by TIDALWAVE prior to
or at the Closing.  FAMS shall have been furnished
with a certificate, signed by a duly authorized
executive officer of TIDALWAVE and dated the
Closing Date to the foregoing effect.
<P>
     Section 6.2  Officer's Certificate.  FAMS
shall be furnished with a certificate dated the
Closing Date and signed by a duly authorized
officer of TIDALWAVE to the effect that:  (a) the
representations and warranties of TIDALWAVE set
forth in the Agreement and in all Exhibits,
Schedules and other documents furnished in
connection herewith are in all material respects
true and correct as if made on the Effective Date;
and (b) TIDALWAVE had performed all covenants,
satisfied all conditions, and complied with all
other terms and provisions of the Agreement to be
performed, satisfied or complied with by it as of
the Effective Date.
<P>
     Section 6.3  No Material Adverse Change.
Prior to the Closing Date, there shall not have
occurred any material adverse change in the
financial condition, business or operations or nor
shall any event have occurred which, the lapse of
time or the giving of notice, may cause or create
any material adverse change in the financial
condition, business or operations of TIDALWAVE.
<P>
     Section 6.4  Opinion of Counsel to TIDALWAVE.
FAMS shall receive an opinion dated the Closing
Date of Richard I. Anslow & Associates, counsel to
TIDALWAVE, in substantially the following form:
<P>
(a)  TIDALWAVE is a corporation duly organized,
validly existing, and in good standing under the
laws of the state of Florida and has the corporate
power and is duly authorized, qualified,
franchised, and licensed under all applicable
laws, regulations, ordinances and order of public
authorities to own all of its properties and
assets and to carry on its business in all
material respects as it is now being conducted,
including qualification to do business as a
foreign corporation in the states in which the
character and location of the assets owned by it
or the nature of the business transacted by it
requires qualification;
<P>
(b)  To the best knowledge of such legal counsel,
the execution and delivery by TIDALWAVE of this
Agreement and the consummation of the transactions
contemplated by this Agreement in accordance with
the terms hereof will not conflict with or result
in the breach of any term or provision of
TIDALWAVE'S articles of incorporation or bylaws or
constitute a default or give rise to a right of
termination, cancellation or acceleration under
any material FAMS, indenture, deed of trust,
license agreement or other obligation or violate
any court order, writ, injunction or decree
applicable to TIDALWAVE or its properties or
assets;
<P>
(c)  The authorized capitalization of Tidalwave
consists of 100,000,000 shares of Common Stock,
par value $0.001 per share.  All issued and
outstanding shares are legally issued, fully paid
and nonassessable and issued in violation of the
preemptive rights of any person;
<P>
(d)  The TIDALWAVE Common Shares to be issued to
the FAMS Shareholders pursuant to the terms of
this Agreement will be, when issued in accordance
with the terms hereof, legally issued, fully paid
and non-assessable;
<P>
(e)  This Agreement has been duly and validly
authorized, executed and delivered and constitutes
the legal and binding obligation of TIDALWAVE,
except as limited by bankruptcy and insolvency
laws and by other laws affecting the rights of
creditors generally;
<P>
(f)  To the best knowledge of such counsel, there
are no actions, suits or proceedings pending or
threatened by or against TIDALWAVE or affecting
TIDALWAVE'S properties, at law or in equity,
before any court or other governmental agency or
instrumentality, domestic or foreign or before any
arbitrator of any kind;
<P>
(g)  TIDALWAVE has taken all actions required by
the applicable laws of the state of Florida to
permit the issuance of the TIDALWAVE Common Shares
to the FAMS Shareholder;
<P>
(h)  all shares given in payment to FAMS hereunder
were validly issued in compliance with all state
and federal securities laws.
<P>
                 ARTICLE VII
<P>
                MISCELLANEOUS
<P>
     Section 7.1  Brokers and Finders.  Each party
hereto hereby represents and warrants that it is
under no obligation, express or implied, to pay
certain finders in connection with the bringing of
the parties together in the negotiation, execution
or consummation of this Agreement.  The parties
each agree to indemnify the other against any
claim by any third person not listed in Schedule
8.1 for any commission, brokerage or finder's fee
or other payment with respect to this Agreement or
the transactions contemplated hereby based on any
alleged agreement or understanding between the
indemnifying party and such third person, whether
express or implied from the actions of the
indemnifying party.
<P>
     Section 7.2  Law, Forum and Jurisdiction.
This Agreement shall be construed and interpreted
in accordance with the laws of the State of
Florida, United States of America.
<P>
     Section 7.3  Notices.  Any notices or other
communications required or permitted hereunder
shall be sufficiently given if personally
delivered to it or sent by registered mail or
certified mail, postage prepaid, or by prepaid
telegram addressed as follows:
<P>
If to TIDALWAVE:   Richard I. Anslow & Associates
                   4400 Route 9, South, 2nd Floor
                   Freehold, New Jersey  07728
<P>
If to FAMS:        Charles Brown, Attorney
                   7 Fountain Square
                   Belleair, Florida 34616
<P>
or such other addresses as shall be furnished in writing by any party, in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.
<P>
     Section 7.4  Attorneys' Fees.  In the event
that any part institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.
<P>
     Section 7.5  Confidentiality.  Each party
hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and its representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such date or information or disclosure the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.
<P>
     Section 7.6  Schedules; Knowledge.  Each
party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.
<P>
     Section 7.7  Third Party Beneficiaries.  This
contract is solely among, FAMS, FAMS Shareholders and TIDALWAVE and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.
<P>
     Section 7.8  Entire Agreement.  This
Agreement represents the entire agreement between the parties relating to the subject matter hereof.
This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.
<P>
     Section 7.9  Survival; Termination.  The
representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.
<P>
     Section 7.10  Counterparts.  This Agreement
may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.
<P>
     Section 7.11  Amendment or Waiver.  Every
right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.
At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.
<P>
     Section 7.12  Incorporation of Recitals.  All
of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.
<P>
     Section 7.13  Expenses.  Each party herein
shall bear all of its respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.
<P>
     Section 7.14  Headings; Context.  The
headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.
<P>
     Section 7.15  Benefit.  This Agreement shall
be binding upon and shall insure only to the benefit of the parties hereto, and its permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.
<P>
     Section 7.16  Public Announcements.  The
parties will consult regarding the text of any public announcement of the acquisition.
<P>
     Section 7.17  Severability.  In the event
that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.
<P>
     Section 7.18  Failure of Conditions;
Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.
<P>
     Section 7.19  No Strict Construction.  The
language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.
<P>
     Section 7.20  Execution Knowing and
Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and
(c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.
<P>
     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by its respective officers, hereunto duly authorized, and entered into as of the date first above written.
<P>

                                   TIDALWAVE HOLDINGS INC.
ATTEST:
<P>
/s/ James Baker                   By:/s/ Leon Kline
-------------------------         ---------------------------
    James Baker, Secretary               Leon Kline, President
<P>
                                  FIRST AMERICAN MORTGAGE SECURITES, INC.
<P>
ATTEST:
<P>
                                  By: /s/ J. R. Stirling
--------------------------        ---------------------------
                Secretary                  J.R. Stirling, President
<P>
FAMS MAJORITY SHAREHOLDERS:
<P>
WITNESS:
<P>
                                  /s/ J.R. Stirling
--------------------------        ---------------------------
                                      J.R. Stirling
<P>
WITNESS:
<P>
                                  /s/ L. Edward Bache Sr.
--------------------------        ---------------------------
                                      L. Edward Bache Sr.
<P>

                               EXHIBIT "A"
<P>
                     --------------------------------
<P>
                       LIST OF FAMS SHAREHOLDERS
<P>
                     --------------------------------
<P>
First American Mortgage Securities, Inc.   2,000,400 Outstanding Common
Shares
Name                           % of Common Shares
------------------------       -------------------
J.R. Stirling               1,000,120 Shares    49.996%
L. Edward Bache Sr.         1,000,200 Shares    50.00%
Steve and Ellen Williams           80 Shares     0.000039992%
                            ----------------------------------
                            2,000,400 Shares - 100%

<P>
First American Mortgage Securities, Inc.   1,450,000 Outstanding Non-Voting
Preferred Shares
Name                           % of Preferred Shares
-----------------------        ---------------------
Edward Bache Sr.         1,450,000 Shares   100.00%
                         --------------------------------------
                         1,450,000 Shares - 100%

<P>